Exhibit 10.52

THIRD AMENDMENT TO THE
AMGEN INC.
CHANGE OF CONTROL SEVERANCE PLAN

     The Amgen Inc. Change of Control Severance Plan (the “Plan”) is hereby amended, effective as of January 1, 2004, unless otherwise provided herein, as follows:

1.	Section 1(M) shall be amended and restated in its entirety as follows:

“ (M) “Group I Participants” shall mean those senior executive-level staff members of the Company, Amgen USA Inc., and Amgen Worldwide Services, Inc., and effective on July 16, 2004, Immunex Corporation, Immunex Manufacturing Corporation and Immunex Rhode Island Corporation, whom the Company has designated as members of the Amgen Executive Committee, as such committee shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the Company shall notify the Group I Participants in writing of their status as Participants in the Plan.”

2.	Section 1(N) shall be amended and restated in its entirety as follows:

“(N) “Group II Participants” shall mean those management-level staff members of the Company, Amgen USA Inc., and Amgen Worldwide Services, Inc., and effective on July 16, 2004, Immunex Corporation, Immunex Manufacturing Corporation and Immunex Rhode Island Corporation, at the level of Director or equivalent and above (i.e., those employees of the Company or of Amgen USA Inc. whose positions have been designated as Salary Grade 32 or Salary Grade EL4 and above) and who are not Group I Participants, as such group shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the
Company shall notify the Group II Participants in writing of their status as Participants in the Plan.”

3.	Section 1(O) shall be amended and restated in its entirety as follows:

“(O) “Group III Participants” shall mean those management-level staff members of the Company, Amgen USA Inc., and Amgen Worldwide Services, Inc., and effective on July 16, 2004, Immunex Corporation, Immunex Manufacturing Corporation and Immunex Rhode Island Corporation, at the level of Associate Director or equivalent (i.e., those employees of the Company or of Amgen USA Inc. whose positions have been designated as Salary Grade 30 or Salary Grade EL2 or Salary Grade EL3), as such group shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the Company shall notify the Group III Participants in writing of their status as Participants in the Plan.”

4.	Subsection 4.1(A)(II) shall be amended and restated in its entirety as follows (the entire Section 4.1 (A) is included to provide context for the amendment to subsection (II)):

“4.1 Termination After Change of Control. If a Participant’s employment is terminated during a Change of Control Period (a) by the Company other than for Cause or Disability, or (b) by the Participant for Good Reason, the Company shall pay the Participant the amounts, and provide the Participant with the benefits, described in this Section 4.1:

     (A) In lieu of any further salary payments to the Participants for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Participant (other than accrued vacation and similar benefits otherwise payable upon termination of employment pursuant to Company policies and programs), the Company shall pay to the Participant a lump sum cash payment (the “Cash Severance Payment”) in an amount equal to the excess, if any, of

(I) the product of (x) the Participant’s Benefits Multiple, and (y) the sum of (i) the Participant’s annual base salary in effect immediately prior to the Date of Termination or, if higher, as in effect immediately prior to the Change of Control, plus, (ii) the Participant’s targeted annual bonus for the year in which such Date of Termination occurs, or, if higher, the Participant’s average annual bonus for the three (3) years immediately prior to the Change of Control; over

(II) the aggregate value of the acceleration of vesting or exercisability of any unvested stock options held by the Participant under any of the Company’s equity based plans as a result of or in connection with the Change of Control as such value is determined by the Accountants (as defined below) in accordance with the principles of Sections 280G(d)(3) and 280G(d)(4) of the Code and Question and Answer 24 of Proposed Treasury Regulation Section 1.280G-1 or any successor section of any successor regulation or statute; provided however, that any stock or cash awarded to a Participant under the Performance Award Program under the Amgen Inc. Amended and Restated Equity Incentive Plan shall not be included in this calculation.”

[THIS SPACE INTENTIONALLY LEFT BLANK]

     To record this Third Amendment to the Plan as set forth herein, the Company has caused its Authorized officer to execute this document this 9th day of June, 2004.

AMGEN INC.
By:	/s/ Brian McNamee
Title: Senior Vice president, Human Resources